Exhibit 5.1


                                    HALE AND DORR
                                 Counsellors At Law
                                   60 State Street
                            Boston, Massachusetts  02109
                           617-526-6000 - Fax 617-526-5000



                                    May 2, 1995


         Iomega Corporation
         1821 West Iomega Way
         Roy, Utah 84067

              Re:  1995 Director Stock Option Plan

         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 200,000 shares of Common Stock, $.03 1/3 par value per share (the "Shares"), of Iomega Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1995 Director Stock Option Plan (the "Plan").

              We have examined the Restated Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, we are of the opinion that the Registrant has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued





         Iomega Corporation
         May 2, 1995
         Page 2




         under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                       Very truly yours,



                                       HALE AND DORR